Exhibit 3.1003

Control No: 07063362
Date Filed: 07/27/2007 11:15 AM
Karen C Handel
Secretary of State
ARTICLES OF ORGANIZATION OF
(EXACT NAME OF LIMITED LIABILITY COMPANY)
I.
The name of the Limited Liability Company is WAYNE DEVELOPERS, LLC.
This 26th day of July, 2007.

Signed	/s/ Tim M. Benter
ORGANIZER

Tim M. Benter
(PRINT NAME)

GA034 - 09/15/2003 C T System Online